As filed with the Securities and Exchange Commission on April 16, 1999



          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549

            POST-EFFECTIVE AMENDMENT NO. 1
                          TO
                       FORM S-3
                REGISTRATION STATEMENT
                         Under
              The Securities Act of 1933


                  KOHL'S CORPORATION
  (Exact Name of Registrant as Specified in Charter)


    Wisconsin                                     39-1630919
 (State or other                               (I.R.S. Employer
   jurisdiction                              Identification No.)
 of incorporation
 or organization)
                      N56 W17000 Ridgewood
                             Drive
                        Menomonee Falls,
                        Wisconsin 53051
                        (414)  703-7000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                  William S. Kellogg
                R. Lawrence Montgomery
              N56 W17000 Ridgewood Drive
           Menomonee Falls, Wisconsin 53051
                    (414)  703-7000

   (Name, address, including zip code, and telephone number, including area code, of agents for service)

           Copies of all communications to:

 Peter M. Sommerhauser                     Andrew R. Schleider
  Godfrey & Kahn, S.C.                     Shearman & Sterling
 780 North Water Street                    599 Lexington Avenue
  Milwaukee, Wisconsin                      New York, New York
         53202                                    10022
    (414)  273-3500                          (414)  848-4000

     This Registration Statement on Form S-3 (Reg.  No.
333-73257)  (the  "Registration Statement")  is  hereby
amended to reflect the withdrawal and deregistration of
639,600  shares  of  Common  Stock  (out  of  4,903,600
shares)  not sold on or before the date of  this  Post-
Effective   Amendment   No.  1  to   the   Registration
Statement.    The   shares   were   included   in   the
U.S. Underwriters' over-allotment option, which was not exercised.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act
of   1933,  the  registrant  certifies  that   it   has
reasonable grounds to believe that it meets all of  the
requirements  for filing this Post-Effective  Amendment
to  the Registration Statement on Form S-3 and has duly
caused  this  Post-Effective Amendment to  Registration
Statement   to   be  signed  on  its  behalf   by   the
undersigned, thereunto duly authorized, in the City of Menomonee Falls, State of Wisconsin, on April 16, 1999.

                              KOHL'S CORPORATION


                              By:  /s/ Arlene Meier
                                   ----------------
                                   Arlene Meier
                                   Executive Vice President and
                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration
Statement has been signed by the following persons in the capacities and on the date indicated:


/s/ William S. Kellogg                       *
----------------------                  ------------
William S. Kellogg                      Jay H. Baker
Chairman and Director                   Director

     *                                       *
-------------------------               -------------------------
John F. Herma                           R. Lawrence Montgomery
Chief  Operating  Officer               Vice Chairman,   Chief
and Director                            Executive   Officer   and
                                        Director

            *                           /s/ Arlene Meier
----------------------                  -------------------------
Kevin Mansell                           Arlene  Meier,  Executive
President and Director                  Vice  President and Chief
                                        Financial Officer
                                        (Principal Financial  and
                                        Accounting Officer)

----------------                        -------------
James D. Ericson                        Frank V. Sica
Director                                Director

     *                                       *
-------------                           ---------------------
Herbert Simon                           Peter M. Sommerhauser
Director                                Director

      *
--------------
R. Elton White
Director

     * Executed on April 16, 1999, pursuant to a power of attorney previously filed.



                                /s/ William S. Kellogg
                                ----------------------
                                William S. Kellogg